                                 Exhibit (j)(1)

                      Consent of PricewaterhouseCoopers LLP

                                                                  Exhibit (j)(1)

                      CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in the Statement of Additional Information, which is incorporated by reference in Post-Effective Amendment No. 59 to the Registration Statement on Form N-1A of our reports dated August 14, 2002 relating to the financial statements and financial highlights, which appears in the June 30, 2002 Annual Report to the Shareholders of the One Group Mutual Funds, which are also incorporated by reference into the Registration Statement.



/s/ PricewaterhouseCoopers LLP

Columbus, Ohio
May 15, 2003